Exhibit 10.2
ADVISORY AGREEMENT
    This Advisory Agreement (the “Agreement”) is made and entered into effective October 1, 2025 (the “Effective Date”), between Kosmos Energy, LLC (“Company”) and Chris Ball (“Advisor”) and sets forth the general terms and conditions under which Advisor will provide services to Company.
Article I. Services and Compensation
1.    Engagement: Company engages and retains Advisor to serve as an advisor to the Chairman and CEO and the Company with respect to certain of Company’s commercial matters.
2.    Compensation: For the Advisory Services rendered by Advisor at the request of the Chairman and CEO under this Agreement, Company will pay Advisor US$3,000 per day (plus U.K. VAT if applicable) (the “Fee”). Advisor will invoice Company on a monthly basis showing the number of days worked during each month.
3.    Expenses: Company will be responsible for all expenses incurred by Advisor in performing the Advisory Services, except as otherwise mutually agreed by the parties in advance.
Article II. Term and Termination of Agreement
1.    Term: This Agreement will be effective on the Effective Date and will continue until terminated (the “Term”) by either party for any reason at any time upon notice to the other party.
2.    Rights upon Termination: In the event of termination of this Agreement, Company will be under no obligation to Advisor except to pay Advisor the Fees earned and reimburse Advisor any out-of-pocket expenses incurred through the termination date.
Article III. Representations of Advisor
1.    Authorization to Work: Advisor represents and warrants that Advisor is lawfully eligible to provide the Advisory Services to the Company in the United States or the United Kingdom.
Article IV. Status of Advisor
1.    Independent Contractor Relationship: The Parties agree and understand that Advisor is associated with Company only for the purposes and to the extent set forth in this Agreement, and Advisor’s relation to Company will, during the period of Advisor’s association with Company and Advisor’s performance of the Advisory Services, be that of an independent contractor. Advisor will be solely responsible for the methods, details, and manner in which Advisor renders the Advisory Services. Company will not exercise, and will not have the right to exercise, any control or direction over the methods, details, and manner by which Advisor will provide the Advisory Services. This Agreement will not be construed as an agreement of employment, partnership, joint venture, or any other form of business entity. Accordingly, Advisor understands and agrees that no employee or agent of Advisor will be considered, under the provisions of this Agreement or otherwise, an employee of Company. Advisor agrees and acknowledges that Advisor will be solely and entirely responsible for Advisor’s acts, including acts of omission, during the performance of the Advisory Services.
2.    Taxes/Indemnification: Company will provide Form 1099 to Advisor for amounts paid to Advisor for providing the Advisory Services during each tax year. Advisor will pay any and all federal income taxes, social security taxes, and federal or state unemployment taxes, and any costs incurred in obtaining and maintaining any licenses, certificates, or business permits required by federal, state, or local law to provide the Advisory Services. Advisor agrees and understands that Advisor will not be entitled to reimbursement from Company for such taxes or expenses and that Advisor will not be treated as an employee of Company with regard to workers’ compensation benefits, the Federal Insurance Contribution Act, the Social Security Act, the Federal Unemployment Tax Act, income tax withholding, or any other federal, state, or local law or regulation, or for purposes of the employee-benefit provisions described in the Internal Revenue Code. Advisor specifically acknowledges that Advisor will not be eligible to participate in any employee-benefit programs or plans sponsored or administered by Company.
Article V. Confidential Information and Non-Disclosure
1.    Definition of Confidential Information: For purposes of this Agreement, “Confidential Information” means all of Company’s confidential or proprietary information and data; marketing plans; contact lists (in any medium); contractual terms with other institutions; research and development, business projects, strategic business plans, and strategies, including the identities of third parties with whom Company may be in discussions regarding potential commercial transactions or the fact that such conversations may be occurring; confidential or proprietary information of any other party with whom Company agrees to hold information in confidence; and any other confidential information concerning Company that gives it a competitive advantage that is not publicly available. Confidential Information does not include any information that becomes generally available to the public other than as a result of a disclosure or wrongful act of Advisor; was available to Advisor on a nonconfidential basis before its disclosure by Company either during the Term or when Company employed Advisor; or becomes available to Advisor on a nonconfidential basis from a source other than Company, provided that such source is not bound by a confidentiality agreement with Company. Advisor acknowledges and agrees that Confidential Information is proprietary and Company’s exclusive property.

2.    Nondisclosure: Although Advisor will not be the agent of Company, the relationship existing under this Agreement is expressly understood to be of a confidential nature and Advisor will have a fiduciary duty to Company with respect to the Confidential Information. During the Term and at all times thereafter, Advisor therefore will not directly or indirectly (i) use any Confidential Information, except as necessary to properly provide the Advisory Services; (ii) disclose any Confidential Information in any manner not contemplated by this Agreement to any person or entity who is not an officer, director, employee, or legal counsel of Company or an affiliate; or (iii) disclose any Confidential Information in any manner not contemplated by this Agreement to any other person or entity unless previously authorized in writing by Company’s CEO or General Counsel. In the event Advisor is served with a subpoena or it appears that Advisor will be compelled by law or judicial process to disclose such confidential information, Advisor agrees to immediately notify Company’s General Counsel. Notwithstanding the foregoing, Advisor understands that Advisor is not required to notify Company that Advisor has been served a subpoena or otherwise compelled by law or judicial process to disclose confidential information as part of any governmental investigation. Advisor further understands that nothing in this Agreement precludes Advisor from providing truthful information to or cooperating with an investigation conducted by a government agency or making statements under oath or giving truthful testimony in a legal proceeding or as required by law or valid legal process, such as by a subpoena or court order.
3.    Agreement to Return Confidential Information: At any time during the Term upon demand by Company, and immediately upon the termination of this Agreement, Advisor will return all Confidential Information, including all copies of the Confidential Information in any form or medium that are in Advisor’s possession or under Advisor’s control, to Company in good condition.
4.    Survival of Covenants: Advisor’s obligations under this article will survive the termination of this Agreement and will be construed as agreements independent of any other provision of this Agreement. The existence of any claim or cause of action of Advisor against Company, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by Company of those obligations.
Article VI. Miscellaneous
1.    Entire Agreement; Amendments: This Agreement sets forth the entire and exclusive agreement and understanding between Company and Advisor and supersedes all proposals and prior and contemporaneous agreements, promises, or understandings, whether written or oral, and all other communications between the Company and Advisor relating to the subject matter of this Agreement. Any amendment, modification, or supplement to this Agreement must be in writing and signed by Advisor and an authorized representative of Company.

2.    Representation Regarding Execution: By signing below, each of Company and Advisor represent and warrant that it or he has read and understand this Agreement. Advisor further acknowledges that Advisor is not relying on any statements, promises, or representations that are not set out in this Agreement, but instead is relying on Advisor’s own judgment in consultation with Advisor’s attorney, if any.
3.    Choice of Law and Forum: The laws of the State of Texas will govern this Agreement, without regard to its choice-of-law principles. Exclusive venue for purposes of any dispute, controversy, claim, or cause of action between the parties concerning, arising out of, or related to this Agreement or my interactions with the Company is in any state or federal court of competent jurisdiction presiding over Dallas County, Texas. Nothing in this Agreement, however, precludes either party from seeking to remove a civil action from any state court to federal court.
[Signature page follows]

KOSMOS ENERGY, LLC:

By: /s/ Andy G. Inglis                    21 August 2025
Name:     Andrew G. Inglis                Date
Title: Chairman and CEO

ADVISOR:

By: /s/ Christopher J. Ball                    21 August 2025
Christopher J. Ball                Date